UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2010

Banks.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-33074	59-3234205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Kearny Street, Suite 550

San Francisco, CA 94108

(Address of principal executive offices) (Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of Banks.com, Inc. (the “Company”) was held on June 24, 2010. The holders of 27,583,276, or 94.72% of the 29,121,151 shares of the Company’s outstanding Common and Series C Preferred Stock entitled to vote, were represented in person or by proxy at the Annual Meeting. The following is a brief description of each matter voted upon at the meeting and the final voting results for each proposal.

1. The Company’s shareholders elected the following persons as directors of the Company to serve for the ensuing year and until their successors are elected and qualified, with each receiving the following votes:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Daniel M. O’Donnell	19,400,789	46,495	8,135,992
Frank J. McPartland	19,396,754	50,530	8,135,992
Lawrence J. Gibson	19,396,754	50,530	8,135,992
Charles K. Dargan II	19,396,554	50,730	8,135,992
Steven L. Ernst	19,400,789	46,495	8,135,992

2. The Company’s shareholders ratified the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, with the following vote.

Votes For	Votes Against	Abstentions
27,571,452	10,250	1,574

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2010	BANKS.COM, INC.

	By:	/S/ DANIEL M. O’DONNELL
	Name:	Daniel M. O’Donnell
	Title:	President and Chief Executive Officer (Principal Executive Officer)